Exhibit 99.1

CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
Ralph W. Heim		www.theequitygroup.com
Interim CEO and President		Adam Prior	(212) 836-9606
(800) 554 -1589 www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS 2009 SECOND QUARTER FINANCIAL RESULTS

Company to Hold Conference Call on August 13, 2009 at 11:00 AM ET

Jacksonville, FL – August 12, 2009 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported unaudited financial results for the second quarter ended June 30, 2009 (see attached tables). The Company reported operating income of $3.2 million in the second quarter of 2009, compared to operating income of $2.2 million in the second quarter of 2008; and net income of $0.7 million, or $0.05 per diluted share, for the second quarter of 2009, compared to a net loss of $0.3 million, or $0.03 per diluted share, in the year earlier period. EBITDA for the second quarter of 2009 was $4.8 million, a 27.2% improvement from $3.7 million in the year earlier period, and a $1.4 million improvement sequentially from Q1 2009. Adjusted EBITDA, which is calculated by adding back legal expenses associated with the anti-trust litigation, dry-docking, non-cash compensation charges, loss on asset sales, and strategic alternative fees, was $5.6 million in the second quarter of 2009.

The Company reported revenue of $27.9 million during the quarter, down 17.7% from the prior year period but an increase of 10.1% sequentially from the first quarter of 2009. Excluding the effect of fuel surcharges, revenue decreased by 10.3% from the prior year but increased 11.3% from the first quarter of 2009. Revenue from Trailer Bridge’s Dominican Republic service increased 56.3% to $2.5 million in the second quarter, up from $1.6 million in prior year and a 25.0% increase from Q1 2009.

Ralph W. Heim, Interim CEO, said “Our second quarter results were highlighted by a return to profitability, despite the continuation of softened market conditions in our core southbound Puerto Rico lane. We saw improved vessel charter hire revenue on our vessels not currently in liner service, growth in Dominican Republic volumes and increased Puerto Rico northbound volume. We feel that significant improvements in areas other than our core southbound Puerto Rico trade lane are an example of our operational leverage, the flexibility of our system, and the strength of our management team and employees. During the second quarter increased revenues from our other lanes, combined with vigorous management of costs, led to improved operating performance. Ongoing efforts to build core volume have also resulted in recently improved southbound capacity utilization. We continue to generate significant cash from operations and remain focused on liquidity. We believe that our low cost model can further enhance our customer’s inherent competitiveness in tough economic conditions by lowering their landed cost, while continuing to provide a quality service.”

Trailer Bridge, Inc.	Page 2
August 12, 2009

The Company’s deployed vessel capacity utilization during the second quarter was 82.8% southbound and 31.4% northbound, compared to 85.7% and 26.8%, respectively, during the second quarter of 2008, and 84.7% and 25.5%, respectively, sequentially. The utilization figures for 2009 are with only four vessels in liner service compared to five vessels in the year earlier quarter. Overall volume southbound increased 5.9% from the first quarter of 2009. Overall southbound volume decreased 11.7% from the same quarter last year when the Company had an additional sailing every other week.

Financial Position

At June 30, 2009, the Company had cash balances of $9.2 million and working capital of $10.0 million. The Company is in compliance with its financial covenants, has no outstanding amount on its $10.0 million revolving credit facility, and, based upon eligible receivables, currently has $8.1 million of availability under this facility. During the six months ended June 30, 2009 net cash from operating activities was $5.4 million.

Conference Call

The Company will discuss these results in a conference call on Thursday, August 13, 2009 at 11:00 AM ET. The dial in numbers are (888) 737-9834 (US) and (706) 643-9215 (International).

The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or go directly to: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=38071&c=TRBR&mediakey=88B16E4A27FC65F3F6157B99F344C053&e=0.

The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, the risk of an ongoing Department of Justice investigation into the pricing practices in the Puerto Rico trade, the outcome of related class action lawsuits, severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)

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Trailer Bridge, Inc.	Page 3
August 12, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
OPERATING REVENUES	$27,900,812	$33,898,265	$53,241,727	$64,307,507
OPERATING EXPENSES:
Salaries, wages, and benefits	4,295,296	4,385,605	8,501,094	8,589,758
Purchased transportation and other rent	6,244,033	8,487,342	11,907,007	16,258,256
Fuel	3,342,625	8,083,638	6,679,894	15,239,592
Operating and maintenance (exclusive of depreciation & dry-dockingshown separately below)	5,978,424	6,324,216	11,727,814	12,438,143
Dry-docking	324,935	(61,701)	656,215	236,525
Taxes and licenses	151,548	141,384	314,780	277,815
Insurance and claims	765,763	817,718	1,573,804	1,539,195
Communications and utilities	167,125	196,960	367,868	379,441
Depreciation and amortization	1,560,377	1,539,060	3,113,503	3,077,979
Loss on sale of property & equipment	33,916	24,808	27,644	92,157
Other operating expenses	1,828,887	1,750,483	3,362,615	3,277,814

	24,692,929	31,689,513	48,232,238	61,406,675

OPERATING INCOME	3,207,883	2,208,752	5,009,489	2,900,832

NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,576,463)	(2,577,902)	(5,219,299)	(5,174,810)
Interest income	31,816	39,143	111,555	85,756

INCOME (LOSS) BEFORE (PROVISION) BENEFIT FOR INCOME TAXES	663,236	(330,007)	(98,255)	(2,188,222)

(PROVISION) BENEFIT FOR INCOME TAXES	(6,543)	746	(13,087)	36,406

NET INCOME (LOSS)	$656,693	$(329,261)	$(111,342)	$(2,151,816)

PER SHARE AMOUNTS:

NET INCOME (LOSS) PER SHARE BASIC	$0.06	$(0.03)	$(0.01)	$(0.18)

NET INCOME (LOSS) PER SHARE DILUTED	$0.05	$(0.03)	$(0.01)	$(0.18)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,875,011	11,937,812	11,863,148	11,937,590

SHARES OUTSTANDING DILUTED	11,954,356	11,937,812	11,863,148	11,937,590

Trailer Bridge, Inc.	Page 4
August 12, 2009

TRAILER BRIDGE, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$9,211,224	$7,216,283
Trade receivables, less allowance for doubtful accounts of $780,578 and $599,017	12,761,154	16,818,259
Prepaid and other current assets	2,633,838	1,883,942
Deferred income taxes, net	278,856	278,856

Total current assets	24,885,072	26,197,340

Property and equipment, net	87,886,685	89,304,822
Reserve fund for long-term debt	4,220,510	4,125,995
Other assets	3,360,082	3,704,490

TOTAL ASSETS	$120,352,349	$123,332,647

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$5,651,761	$5,259,355
Accrued liabilities	5,868,040	7,694,690
Unearned revenue	459,300	385,458
Current portion of long-term debt	2,874,700	2,874,700

Total current liabilities	14,853,801	16,214,203

Other accrued liabilities	207,456	414,910
Long-term debt, less current portion	107,107,878	108,545,228

TOTAL LIABILITIES	122,169,135	125,174,341

Commitments and contingencies

Stockholders’ Deficit:
Preferred stock, $.01 par value, 1,000,000, shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 11,975,012 and 11,938,921 shares issued; 11,875,012 and 11,838,921 shares outstanding	119,750	119,389
Treasury Stock, at cost, 100,000 shares	(400,000)	(400,000)
Additional paid-in capital	53,596,672	53,460,783
Capital Deficit	(55,133,208)	(55,021,866)

TOTAL STOCKHOLDERS’ DEFICIT	(1,816,786)	(1,841,694)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$120,352,349	$123,332,647

Trailer Bridge, Inc.	Page 5
August 12, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2009	2008
Operating activities:
Net loss	$(111,342)	$(2,151,816)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,113,503	3,077,979
Amortization of loan costs	407,302	365,695
Non-cash stock compensation expense	194,845	199,800
Provision for doubtful accounts	461,480	303,668
Deferred tax expense (benefit)	—	(50,774)
Loss on sale of property and equipment	27,644	92,157
Decrease (increase) in:
Trade receivables	3,595,626	(1,177,903)
Prepaid and other current assets	(749,897)	(102,765)
Other assets	39	(41,392)
Increase (decrease) in:
Accounts payable	392,406	(1,111,745)
Accrued liabilities	(2,034,104)	1,250,027
Unearned revenue	73,842	399,367

Net cash provided by operating activities	5,371,344	1,052,298

Investing activities:
Purchases of property and equipment	(1,734,757)	(349,320)
Proceeds from sale of property and equipment	23,818	131,704
Additions to other assets	(169,519)	(36,013)

Net cash used in investing activities	(1,880,458)	(253,629)

Financing activities:
Cash proceeds from note payable	—	1,339,290
Exercise of stock options	(58,595)	(18,269)
Principal payments on notes payable	(1,437,350)	(984,598)

Net cash (used in) provided by financing activities	(1,495,945)	336,423

Net increase in cash and cash equivalents	1,994,941	1,135,092
Cash and cash equivalents, beginning of the period	7,216,283	1,932,535

Cash and cash equivalents, end of period	$9,211,224	$3,067,627

Supplemental cash flow information and non-cash investing and financing activities:
Cash paid for interest	$5,246,841	$5,191,439

Trailer Bridge, Inc.	Page 6
August 12, 2009

TRAILER BRIDGE, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS), TO EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION & AMORTIZATION; AND ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION & AMORTIZATION (1)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
GAAP, Net income (loss)	$656,963	$(329,261)	$(111,342)	$(2,151,816)
Net interest expense	2,544,647	2,538,759	5,107,744	5,089,054
Provision for income taxes	6,543	(746)	13,087	(36,406)
Depreciation and amortization	1,560,377	1,539,060	3,113,503	3,077,979

Non-GAAP, EBITDA	$4,768,530	$3,747,812	$8,122,992	$5,978,811

Adjustments:
Anti-trust related legal expense	395,609	135,487	692,387	135,487
Dry-docking	324,935	(61,701)	656,215	236,525
Stock compensation	104,922	99,900	194,845	199,800
Loss on asset sales	33,916	24,808	27,644	92,157
Strategic alternative fees	—	92,372	—	390,231

Total Adjustments	859,382	290,866	1,571,091	1,054,200

Non-GAAP, Adjusted EBITDA	$5,627,912	$4,038,678	$9,694,083	$7,033,011

Other financial measures:
EBITDA margin	17.1%	11.1%	15.3%	9.3%
Adjusted EBITDA margin	20.2%	11.9%	18.2%	10.9%
Net debt to adjusted EBITDA	4.8x	6.6x	4.8x	6.6x
Adjusted EBITDA to interest expense	2.2x	1.6x	1.9x	1.4x

Use of Non-GAAP measures

(1) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on comparisons of operating performance from period to period without the impact of significant special items. Non-GAAP measures are reconciled in the accompanying financial table. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for the Company’s reported GAAP results. Adjusted EBITDA was calculated on a twelve month trailing rate for purposes of calculating net debt to adjusted EBITDA.